SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                October 19, 1999

                   ----------------------------------------


                              THERMO TERRATECH INC.
             (Exact name of Registrant as specified in its charter)


Delaware                        1-9549                    04-2925807
(State or other               Commission             (I.R.S. Employer
jurisdiction of               File Number)        Identification Number)
incorporation or
organization)


85 First Avenue
Waltham, Massachusetts                                       02451
(Address of principal executive offices)                   (Zip Code)


                                (781) 370-1640
                         (Registrant's telephone number
                              including area code)

      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Thermo TerraTech Inc.'s Annual Report on Form 10-K for the year ended April 3, 1999. These include risks and uncertainties relating to: dependence of the Registrant's businesses on environmental regulation and on sales to government entities; potential environmental, regulatory, and professional liability; the availability of government funding; intense competition; the effect of seasonal influences on the Registrant's performance; possible obsolescence of the
Registrant's services due to technological change; dependence on the availability of certain raw materials; the Registrant's acquisition and spinout strategies; development and commercialization of technology; the cash management arrangement with Thermo Electron Corporation; and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

     On October 20, 1999, the Registrant issued a press release stating that it has entered into a definitive agreement and plan of merger with its parent corporation, Thermo Electron Corporation ("Thermo Electron"), under which Thermo Electron would acquire all of the outstanding common stock, $.10 par value per share (the "Common Stock"), held by the shareholders of the Registrant other than Thermo Electron and its affiliates. The Registrant's board of directors approved the merger agreement based on a recommendation of its special committee, which was charged with representing the interests of the Registrant's public shareholders.

     Under the agreement, each share of Common Stock owned by public shareholders would be exchanged for the equivalent of at least $7.25 per share of Common Stock. The actual number of Thermo Electron shares to be issued to Thermo TerraTech public shareholders will be determined at the time of the merger transaction, according to the conditions outlined below.

            (i) If during the 20 trading days immediately prior to the effective date of the merger the average closing price of Thermo Electron common stock is less than $18.125, Thermo TerraTech shareholders would receive Thermo Electron common stock worth the equivalent of $7.25 per share of Common Stock. However, Thermo Electron may elect to terminate the merger agreement if it would be required to issue 1.8 million or more shares of Thermo Electron common stock in the transaction.

            (ii) If the average closing price of Thermo Electron common stock is between $18.125 and $23.125, each share of Common Stock would be exchanged for
 .4 shares of Thermo Electron common stock.

            (iii) If the average closing price of Thermo Electron common stock is greater than $23.125, Thermo TerraTech shareholders would receive Thermo Electron common stock worth the equivalent of $9.25 per share of Common Stock.

     Any shares of the common stock of Thermo Electron would be offered only by means of a prospectus.

     The Registrant expects that the necessary filings with the Securities and Exchange Commission (the "SEC") will be made shortly, and that proxy materials for a special meeting will be mailed to stockholders of the Registrant promptly after completion of SEC review. The completion of this transaction is subject to certain customary conditions, including completion of review by the SEC of the proxy statement regarding the proposed transaction. A copy of the merger agreement is filed as an exhibit hereto. Thermo Electron, which owns approximately 87% of the Common Stock, intends to vote all of its shares of Common Stock in favor of approval of the merger agreement and, therefore, stockholder approval is assured. The transaction is expected to close during the first calendar quarter of 2000. Following the merger, the shares of Common Stock would cease to be publicly traded.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits:

                   2.1 Agreement and Plan of Merger dated as of October 19, 1999
            by  and  among  Thermo   Electron   Corporation,   TTT   Acquisition
            Corporation and Thermo TerraTech Inc.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 21st day of October, 1999.


                                   THERMO TERRATECH INC.


                                   By:  /s/ Theo Melas-Kyriazi
                                        -------------------------------------
                                        Theo Melas-Kyriazi
                                        Chief Financial Officer

                                                                     Exhibit 2.1









                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           THERMO ELECTRON CORPORATION

                           TTT ACQUISITION CORPORATION

                                       AND

                              THERMO TERRATECH INC.



                          DATED AS OF OCTOBER 19, 1999

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I THE MERGER.........................................................2

1.1.  The Merger.............................................................2

1.2.  Effective Time; Closing................................................2

1.3.  Effect of the Merger...................................................2

1.4.  Certificate of Incorporation; Bylaws...................................3

1.5.  Directors and Officers.................................................3

1.6.  Effect on Capital Stock................................................3

1.7.  Surrender of Certificates..............................................5

1.8.  No Further Ownership Rights in TerraTech Common Stock..................6

1.9.  Lost, Stolen or Destroyed Certificates.................................6

1.10. Dividends..............................................................7

1.11. Fractional Shares......................................................7

1.12. Closing of Transfer Books..............................................7

1.13. Taking of Necessary Action; Further Action.............................7

1.14  Tax Treatment..........................................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TERRATECH.......................8

2.1.  Organization of TerraTech..............................................8

2.2.  TerraTech Capital Structure............................................8

2.3.  Authority..............................................................8

2.4.  Board Approval.........................................................9

2.5.  Fairness Opinion.......................................................9

2.6   Registration Statement; Proxy Statement/Prospectus.....................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THERMO ELECTRON AND
      MERGER SUB............................................................10

3.1.  Organization..........................................................10

3.2.  Authority.............................................................10

3.3.  Capitalization........................................................11

3.4.  Reports and Financial Statements......................................12

3.5   Merger Sub............................................................13

3.6   Tax Treatment.........................................................13

3.7   Information Provided to Investment Bankers............................13

3.8   Litigation............................................................13

3.9   Compliance with Agreements............................................13

3.10  Registration Statement; Proxy Statement/Prospectus....................14

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..............................14

4.1.  Conduct of Business by TerraTech......................................14

4.2   Conduct of Business by Thermo Electron................................14

ARTICLE V ADDITIONAL AGREEMENTS.............................................15

5.1.  Registration Statement; Other Filings.................................15

5.2.  Meeting of TerraTech Stockholders.....................................16

5.3.  Access to Information.................................................17

5.4.  Public Disclosure.....................................................17

5.5.  Legal Requirements....................................................17

5.6.  Notification of Certain Matters.......................................18

5.7.  Best Efforts and Further Assurances...................................18

5.8.  Stock Option and Employee Stock Purchase Plans; Reservation of
      Shares................................................................18

5.9.  Thermo Electron Form S-8..............................................19

5.10  Thermo Electron Form S-3..............................................19

5.11. Indemnification; Insurance............................................19

5.12. Deferred Compensation Plan............................................21

5.13. Compliance by Merger Sub..............................................21

5.14  Tax Treatment.........................................................22

5.15  NYSE Listing..........................................................22

ARTICLE VI CONDITIONS TO THE MERGER.........................................22

6.1.  Conditions to Obligations of Each Party to Effect the Merger..........22

6.2.  Additional Conditions to Obligations of TerraTech.....................23

6.3.  Additional Conditions to the Obligations of Thermo Electron and
      Merger Sub............................................................24

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...............................24

7.1.  Termination...........................................................24

7.2.  Notice of Termination; Effect of Termination..........................25

7.3.  Fees and Expenses.....................................................26

7.4.  Amendment.............................................................26

7.5.  Extension; Waiver.....................................................26

ARTICLE VIII GENERAL PROVISIONS.............................................26

8.1.  Non-Survival of Representations and Warranties........................26

8.2.  Notices...............................................................26

8.3.  Counterparts..........................................................27

8.4.  Entire Agreement......................................................27

8.5.  Severability..........................................................28

8.6.  Other Remedies; Specific Performance..................................28

8.7.  Governing Law.........................................................28

8.8.  Assignment............................................................28

8.9   Headings..............................................................28

Exhibit A -  Form of Tax Opinion

                          AGREEMENT AND PLAN OF MERGER


      This AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of October 19, 1999 is by and among Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), TTT Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Thermo Electron ("Merger Sub"), and Thermo TerraTech Inc., a Delaware corporation ("TerraTech").


                                    RECITALS

      A. Thermo Electron owns approximately 87% of the outstanding shares of common stock, par value $.10 per share, of TerraTech (the "TerraTech Common Stock"), and Thermo Electron desires to acquire all of the remaining outstanding shares of TerraTech Common Stock.

      B. Thermo Electron has formed the Merger Sub as a subsidiary with the intent of causing it to merge with TerraTech, as described in this Agreement.

      C. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Thermo Electron and TerraTech will enter into a business combination transaction pursuant to which Merger Sub will merge with and into TerraTech (the "Merger").

      D. The Board of Directors of Thermo Electron (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Thermo Electron, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

      E. The Board of Directors of TerraTech, on the recommendation of a special committee of the Board of Directors (the "Special Committee"), consisting of a director of TerraTech who is not an officer or director of Thermo Electron or an officer of TerraTech, (i) has determined that this Agreement, including the Exchange Ratio (as defined below), and the transactions contemplated by this Agreement, are fair to, and in the best interests of, the stockholders of TerraTech (other than Thermo Electron), (ii) has approved and declared the advisability of this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has resolved to recommend the approval and adoption of this Agreement by the stockholders of TerraTech.

      F. Adams, Harkness & Hill ("AH&H") has delivered to the Special Committee, for its consideration, and for delivery to the stockholders of TerraTech, its written opinion that, subject to the various assumptions and limitations set forth therein, as of the date of such opinion the consideration to be received by the stockholders of TerraTech (other than Thermo Electron) is fair to such stockholders from a financial point of view.

      G. The parties hereto intend that this transaction shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      H. Thermo Electron, TerraTech and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   THE MERGER

      1.1. The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into TerraTech, the separate corporate existence of Merger Sub shall cease and TerraTech shall continue as the surviving corporation. TerraTech as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2. Effective Time; Closing. Subject to the provisions of this Agreement, the Surviving Corporation shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger, being the "Effective Time" and the date on which the Effective Time occurs being the "Effective Date") as soon as practicable on the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the executive offices of Thermo Electron at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date"). At the Closing, (i) TerraTech shall deliver to Thermo Electron the various certificates and instruments required under Article VI, (ii) Thermo Electron and Merger Sub shall deliver to TerraTech the various certificates and instruments required under Article VI and (iii) TerraTech shall execute and file the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL.

      1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of TerraTech and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of TerraTech and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4.  Certificate of Incorporation; Bylaws.

            (a) Subject to the requirements of Section 5.11 hereof, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

            (b) Subject to the requirements of Section 5.11 hereof, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

      1.5. Directors and Officers. The directors of TerraTech immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of TerraTech immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

      1.6. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, TerraTech or the holders of any of the following securities:

            (a) Exchange of TerraTech Common Stock. Subject to the balance of this Section 1.6, each share of TerraTech Common Stock issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive 0.4 share (subject to adjustment pursuant to Section 1.6(g) hereof, the "Exchange Ratio") of the common stock, $1.00 par value, of Thermo Electron (the "Thermo Common Stock"). As of the Effective Time, all such shares of TerraTech Common Stock shall no longer be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of TerraTech Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined in Section 1.7(b)) upon surrender of the certificate representing such share of TerraTech Common Stock in the manner provided in
Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.9).

            (b) Stock Options and Employee Stock Purchase Plan. All options to purchase TerraTech Common Stock outstanding immediately prior to the Effective Time under stock option plans maintained by TerraTech (including those plans adopted when TerraTech was known as Thermo Process Systems Inc.), consisting of the Thermo Process Systems Inc. Incentive Stock Option Plan, the Thermo Process Systems Inc. Nonqualified Stock Option Plan, the Thermo Process Systems Inc. Equity Incentive Plan and the Thermo Process Systems Inc. Directors Stock Option Plan, each as amended (together, the "TerraTech Stock Option Plans"), shall be converted into options to purchase Thermo Common Stock in accordance with
Section 5.8 hereof. All options to purchase shares of TerraTech Common Stock under the Amended and Restated Thermo TerraTech Employees' Stock Purchase Plan (the "TerraTech ESPP") shall be converted into options to purchase Thermo Common Stock in accordance with Section 5.8 hereof.

            (c) Warrants. All warrants to purchase TerraTech Common Stock outstanding immediately prior to the Effective Time shall be converted at the Effective Time into warrants to purchase Thermo Common Stock. The number of whole shares of Thermo Common Stock for which each warrant will be exercisable (or will become exercisable in accordance with its terms) and the per share exercise price for the shares of Thermo Common Stock issuable upon exercise of such TerraTech warrant will be determined in accordance with the terms of such warrants.

            (d) Convertible Debentures. All TerraTech convertible debentures (the "Convertible Debentures") issued pursuant to the Fiscal Agency Agreement dated as of May 2, 1996 by and among TerraTech, Thermo Electron and Chase Manhattan Bank (formerly Chemical Bank) as Fiscal Agent (the "Fiscal Agency Agreement"), outstanding at the Effective Time shall remain the Convertible Debentures of TerraTech, provided however, that in lieu of TerraTech Common Stock being issuable upon conversion of such Convertible Debentures, after the Effective Time, Thermo Common Stock shall be issuable upon conversion of such Convertible Debentures in accordance with the terms of the Fiscal Agency Agreement. At the Effective Time, the price at which the TerraTech Convertible Debentures then outstanding will be convertible into Thermo Common Stock shall be adjusted in accordance with the terms of the Fiscal Agency Agreement.

            (e) Capital Stock of Merger Sub. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            (f) Treasury Stock; Stock Held By Thermo Electron. Notwithstanding any other provision of this Agreement, each share of TerraTech Common Stock issued and outstanding and owned by Thermo Electron or any wholly owned subsidiary of Thermo Electron, together with all treasury shares held by TerraTech immediately prior to the Effective Time shall cease to be outstanding, and shall automatically be cancelled and retired without payment of any consideration therefor, cash or otherwise, and cease to exist.

            (g) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into, or exercisable or exchangeable for, TerraTech Common Stock or Thermo Common Stock, as the case may be), recapitalization or other like change without receipt of consideration with respect to either the TerraTech Common Stock or the Thermo Common Stock occurring on or after the date hereof and prior to the Effective Time. The Exchange Ratio shall also be subject to adjustment as follows:

                  (i) In the event the average of the closing prices per share of Thermo Common Stock as reported in the consolidated transaction reporting system for each of the 20 consecutive trading days ending on the fifth trading day prior to the Effective Time (the "Pre-Closing Average Price") multiplied by the Exchange Ratio is less than $7.25, then the Exchange Ratio shall be adjusted to be equal to $7.25 divided by the Pre-Closing Average Price, subject to the provisions of Section 7.1(h).

                  (ii) In the event the Pre-Closing Average Price multiplied by the Exchange Ratio is greater than $8.50, then the Exchange Ratio shall be adjusted to be equal to $8.50 divided by the Pre-Closing Average Price.

      1.7.  Surrender of Certificates.
            (a) Exchange Agent. Prior to the Effective Time, Thermo Electron shall authorize Boston EquiServe to act as the exchange agent (the "Exchange Agent") in the Merger. Immediately following the Effective Time, Thermo Electron shall deposit with the Exchange Agent, for the benefit of the holders of shares of TerraTech Common Stock, for exchange in accordance with the provisions of this Article I, certificates representing the shares of Thermo Common Stock issuable pursuant to this Agreement in exchange for outstanding shares of TerraTech Common Stock. The Thermo Common Stock into which TerraTech Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time.

            (b) Exchange Procedures. As soon as practicable after, and in no event more than three business days after, the Effective Time, Thermo Electron shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate (a "Certificate" or the "Certificates") representing TerraTech Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall otherwise be in such form and have such other provisions as
Thermo Electron may reasonably specify and as are reasonably acceptable to TerraTech, with the approval of the Special Committee) and (ii) instructions for effecting the exchange of the Certificates for certificates representing shares of Thermo Common Stock, as provided herein. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor
(x) a certificate representing shares of Thermo Common Stock equal to the Exchange Ratio multiplied by the number of shares of TerraTech Common Stock represented by such Certificate (rounded down to the nearest whole share), (y) any dividends or other distributions to which such holder is entitled pursuant to Section 1.10 and (z) a check issued pursuant to Section 1.11 hereof for any fractional share of Thermo Common Stock (the consideration specified in clauses
(x), (y) and (z) being collectively referred to herein as the "Merger Consideration"), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of TerraTech Common Stock which is not registered in the transfer records of TerraTech as of the Effective Time, the Merger Consideration may be paid in accordance with this
Article I to a transferee if the Certificate evidencing such shares is presented to the Exchange Agent, accompanied by all documents required by law to evidence and effect such transfer pursuant to this Section. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive shares of Thermo Common Stock equal to the Exchange Ratio for each share of TerraTech Common Stock represented on such Certificate, and the other Merger Consideration.

            (c) Transfers of Ownership. If payment of the Exchange Ratio is to be made to any person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of such payment that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment will have paid to Thermo Electron or any agent designated by it any transfer or other taxes required by reason of payment to a person other than the registered holder of the Certificate surrendered, or established to the satisfaction of Thermo Electron or any agent designated by it that such tax has been paid or is not payable.

            (d) No Liability.  Notwithstanding  anything to the contrary in this
Section  1.7,  neither  the  Exchange  Agent,  Thermo  Electron,  the  Surviving
Corporation nor any party hereto shall be liable to a holder of shares of TerraTech Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (e) Responsibility; Term. During the term of its engagement, the Exchange Agent shall be responsible for delivering certificates representing Thermo Common Stock and the other Merger Consideration to the holders of properly endorsed Certificates that are returned to the Exchange Agent. Promptly following the date that is six months after the Effective Date, the Exchange Agent shall, upon request by Thermo Electron, deliver to Thermo Electron all cash, Certificates, certificates representing shares of Thermo Common Stock and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of TerraTech Common Stock may surrender such Certificate to Thermo Electron and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration represented by such Certificate, without any interest thereon.

      1.8. No Further Ownership Rights in TerraTech Common Stock. The Thermo Common Stock and cash, if any, delivered to the holders of TerraTech Common Stock upon the surrender of shares of TerraTech Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of TerraTech Common Stock.

      1.9. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver the certificates representing Thermo Common Stock and the other Merger Consideration in respect of such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that, as a condition precedent to the payment thereof, the owner of such lost, stolen or destroyed Certificates shall deliver a bond in such sum as Thermo Electron or the Exchange Agent may reasonably direct as indemnity against any claim that may be made against Thermo Electron or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed, unless Thermo Electron waives such requirement in writing.

      1.10. Dividends. No dividends or other distributions that are payable to the holders of record of Thermo Common Stock as of a date on or after the Effective Time shall be paid to the holders of TerraTech Common Stock entitled by reason of the Merger to receive Thermo Common Stock until such holders surrender their Certificates in accordance with Section 1.7(b) or provide an affidavit and indemnity in accordance with Section 1.9. Upon such surrender, the Exchange Agent or Thermo Electron (in the event that the Exchange Agent's term has expired), shall pay or deliver to the persons in whose name the certificates representing such Thermo Common Stock are issued any dividends or other distributions that are payable to the holders of record of Thermo Common Stock as of a date on or after the Effective Time and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

      1.11. Fractional Shares. No certificates or scrip representing fractional shares of Thermo Common Stock shall be issued to holders of TerraTech Common Stock upon the surrender for exchange of Certificates, and such holders of TerraTech Common Stock shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of Thermo Electron with respect to any fractional shares of Thermo Common Stock that would otherwise be issued to such holders of TerraTech Common Stock. In lieu of any fractional shares of Thermo Common Stock that would otherwise be issued, each holder of TerraTech Common Stock that would have been entitled to receive a fractional share of Thermo Common Stock shall, upon proper surrender of such person's Certificates, receive a cash payment (rounded to the nearest cent) equal to the closing price per share of Thermo Common Stock as reported in the consolidated transaction reporting system on the trading day immediately preceding the Closing Date, multiplied by the fraction of a share that such holder of TerraTech Common Stock would otherwise be entitled to receive.

      1.12. Closing of Transfer Books. At the Effective Time, the stock transfer books of TerraTech shall be closed and no transfer of TerraTech Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to Thermo Electron, they shall be canceled and exchanged for the Merger Consideration in accordance with Article I.

      1.13. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of TerraTech and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of TerraTech and Merger Sub or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

      1.14 Tax Treatment. The Merger is intended to constitute a tax-free reorganization under Section 368(a) of the Code. The parties hereby adopt this Agreement as a "plan of reorganization" within the meaning of Section 368(a) of the Code and the regulations thereunder.


                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF TERRATECH

      TerraTech represents and warrants to Thermo Electron and Merger Sub as follows:

      2.1. Organization of TerraTech. TerraTech and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted and as proposed by TerraTech to be conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on TerraTech. In this Agreement, the term "Material Adverse Effect" used in reference to TerraTech means any event, change or effect, that is or is reasonably likely to be, individually or in the aggregate with other events, changes or effects, materially adverse to the financial condition, assets, liabilities, results of operations or business of TerraTech and its subsidiaries, taken as a whole.

      2.2. TerraTech Capital Structure. The authorized capital stock of TerraTech consists of 75,000,000 shares of Common Stock, par value $.10 per share, of which there were 19,072,133 shares issued and outstanding as of October 2, 1999, and 511,640 shares in treasury as of October 2, 1999. All outstanding shares of TerraTech Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of TerraTech or any agreement or document to which TerraTech is a party or by which it is bound. As of October 2, 1999, an aggregate of 2,038,550 shares of TerraTech Common Stock, net of exercises, were reserved for issuance to employees, consultants and non-employee directors pursuant to the TerraTech Stock Option Plans, under which options were outstanding for an aggregate of 1,628,725 shares as of such date. As of October 2, 1999, an aggregate of 700,500 shares of TerraTech Common Stock were reserved for issuance upon the exercise of warrants and an aggregate of 7,034,592 shares of TerraTech Common Stock were reserved for issuance upon the conversion of the Convertible Debentures. All shares of TerraTech Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable.

      2.3.  Authority.

            (a) TerraTech has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TerraTech, subject only to the adoption of this Agreement by TerraTech's stockholders and the filing and recording of the Certificate of Merger pursuant to the DGCL. Under the DGCL, TerraTech's stockholders may adopt this Agreement by vote of the holders of a majority of the outstanding shares of TerraTech Common Stock. This Agreement has been duly executed and delivered by TerraTech, and assuming the due authorization, execution and delivery by Thermo Electron and Merger Sub, constitutes the valid and binding obligation of TerraTech, enforceable in accordance with its terms. The execution and delivery of this Agreement by TerraTech do not, and the performance of this Agreement by TerraTech will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of TerraTech or (ii) subject to obtaining the adoption by TerraTech's stockholders of this Agreement as contemplated in Section 5.2 and compliance with the requirements set forth in
Section 2.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to TerraTech or any of its material subsidiaries or by which its or their respective properties is bound, except, with respect to clause (ii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on TerraTech or the Surviving Corporation.

            (b)  No   consent,   approval,   order  or   authorization   of,  or
registration, declaration or filing with any court, administrative agency or commission or other governmental or regulatory body or authority or instrumentality ("Governmental Entity") is required by or with respect to TerraTech in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) the filing by TerraTech and Thermo Electron of the Proxy Statement and the Registration Statement (as defined in Section 5.1), respectively, with the U.S. Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

      2.4. Board Approval. The Board of Directors of TerraTech, upon recommendation of the Special Committee that this Agreement, including the Exchange Ratio, is fair to, and in the best interests of, the stockholders of TerraTech (other than Thermo Electron), has, as of the date of this Agreement, unanimously (i) adopted a resolution approving this Agreement and declaring its advisability, (ii) determined that the Merger is fair to, and in the best interests of, TerraTech and its stockholders, and (iii) determined to recommend that the stockholders of TerraTech approve this Agreement.

      2.5. Fairness Opinion. The Special Committee has received an opinion from AH&H dated October 19, 1999 that, as of such date, the consideration to be received by TerraTech's stockholders in the Merger is fair, from a financial point of view, to TerraTech's stockholders other than Thermo Electron.

      2.6 Registration Statement; Proxy Statement/Prospectus. The information supplied by TerraTech for inclusion in the Registration Statement (including any information incorporated by reference in the Registration Statement from other filings made by TerraTech with the SEC) shall not, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading. Other than with respect to the information supplied by Thermo Electron and/or Merger Sub, the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the TerraTech Stockholders' Meeting (as defined in Section 5.1(b)) or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply (other than with respect to information relating to Thermo Electron and/or Merger Sub) as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                                   ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THERMO ELECTRON AND MERGER SUB

      Thermo Electron and Merger Sub, jointly and severally, represent and warrant to TerraTech as follows:

      3.1. Organization. Thermo Electron is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Thermo
Electron. In this Agreement, the term "Material Adverse Effect" used in reference to Thermo Electron means any event, change or effect, that is or is reasonably likely to be, individually or in the aggregate with other events, changes or effects, materially adverse to the financial condition, assets, liabilities, results of operations or business of Thermo Electron and its subsidiaries, taken as a whole.

      3.2.  Authority.

            (a) Each of Thermo Electron and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Thermo Electron and Merger Sub, subject only to the filing and recording of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by each of Thermo Electron and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by TerraTech, this Agreement constitutes the valid and binding obligation of each of Thermo Electron and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement by each of Thermo Electron and Merger Sub do not, and the performance of this Agreement by each of Thermo Electron and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Thermo Electron or the Certificate of Incorporation or Bylaws of Merger Sub or of any material subsidiary, direct or indirect, of Thermo Electron (each, a "Material Thermo Subsidiary"), (ii) subject to compliance with the requirements set forth in Section 3.2(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Thermo Electron or any Material Thermo Subsidiaries (including Merger Sub, but excluding TerraTech and its wholly owned subsidiaries) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Thermo Electron's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Thermo Electron or any Material Thermo Subsidiaries (including Merger Sub, but excluding TerraTech and its wholly owned subsidiaries) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Thermo Electron or any Material Thermo Subsidiaries (including Merger Sub, but excluding TerraTech and its wholly owned subsidiaries) is a party or by which Thermo Electron or any

Material Thermo Subsidiaries (including Merger Sub, but excluding TerraTech and its wholly owned subsidiaries) or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Thermo Electron.

            (b) All shares of Thermo Common Stock issuable in accordance with this Agreement, and shares of Thermo Common Stock which will be subject to issuance pursuant to the TerraTech Stock Option Plans, the TerraTech ESPP, the Convertible Debentures and the warrants issued by TerraTech, each as assumed by Thermo Electron pursuant to this Agreement will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Thermo Electron or any other agreement or document to which Thermo Electron is a party or by which it is bound.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Thermo Electron or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) the filing of the Proxy Statement and the Registration Statement (as defined in Section 5.1) with the SEC in accordance with the Securities Act and the Exchange Act, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

      3.3   Capitalization.

            (a) The authorized capital stock of Thermo Electron consists of 350,000,000 shares of Thermo Common Stock, par value $1.00 per share, of which there were 158,236,781 shares issued and outstanding as of October 2, 1999, and 9,011,451 shares in treasury as of October 2, 1999, and 50,000 shares of preferred stock, $100 par value per share, of which 40,000 shares have been designated Series B Junior Participating Preferred Stock, none of which are issued and outstanding. All of the outstanding shares of Thermo Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Thermo Electron or any agreement or document to which Thermo Electron is a party or by which it is bound. As of October 2, 1999, an aggregate of 15,653,373 shares of Thermo Common Stock, net of exercises, were reserved for issuance to employees, consultants and non-employee directors pursuant to stock option plans maintained by Thermo Electron, under which options are outstanding for an aggregate of 11,912,116 shares. As of October 2, 1999, an aggregate of 15,476,191 shares of Thermo Common Stock were reserved for issuance upon the conversion of convertible debentures issued by Thermo Electron. All shares of Thermo Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness of Thermo Electron issued and outstanding which have rights to vote in the election of directors of Thermo Electron. Except as set forth in the Thermo

Reports (as defined in Section 3.4) filed prior to the date of this Agreement, there are no other material outstanding options, warrants, equity securities, subscriptions, calls, rights, commitments or agreements of any character to which Thermo Electron or any of its subsidiaries is a party or by which it is bound, obligating Thermo Electron to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Thermo Electron or obligating Thermo Electron to grant or enter into any such option, warrant, equity security, call, right, commitment or agreement.
            (b) Since July 3, 1999, there have been no material issuances of options, warrants, equity securities, subscriptions, calls, rights, commitments or agreements of any character to which Thermo Electron or any of its subsidiaries is a party or by which it is bound, obligating Thermo Electron to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Thermo Electron or obligating Thermo Electron to grant or enter into any such option, warrant, equity security, call, right, commitment or agreement.

            (c) As of the date of this Agreement, no Stock Acquisition Date or other event that would result in the occurrence of a Distribution Date has occurred (as such terms are defined in the Rights Agreement dated January 19, 1996, as amended, by and between Thermo Electron and BankBoston, N.A. (the "Rights Agreement")), with respect to the rights to purchase a unit consisting of one ten-thousandth of a share of Thermo Electron's Series B Junior Participating Preferred Stock pursuant to the Rights Agreement.

      3.4 Reports and Financial Statements. Thermo Electron has filed all material forms, reports and documents required to be filed by it with the SEC since January 1, 1997. Thermo Electron has made available to TerraTech complete and accurate copies, as amended or supplemented, of (a) its Annual Report on Form 10-K for the fiscal year ended January 2, 1999 as filed with the SEC, and
(b) all other reports filed by Thermo Electron with the SEC under Sections 13 or 14 of the Exchange Act since January 2, 1999 (such reports are collectively referred to herein as the "Thermo Reports"). No event has occurred since July 3, 1999 which will be required to be reported by Thermo Electron on a report required to be filed under Sections 13 or 14 of the Exchange Act. Without limitation of the foregoing, since July 3, 1999, there has been no change in the business, financial condition or results of operations of Thermo Electron that has resulted or is reasonably likely to result in a Material Adverse Effect on Thermo Electron. As of their respective dates, the Thermo Reports (i) complied in all material respects with the requirements of the Exchange Act and the applicable rules of the SEC thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Thermo Electron included in the Thermo Reports (in each case including the notes thereto) (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present, in all material respects, the consolidated financial condition, results of operation and cash flows of Thermo Electron as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Thermo Electron. There are no liabilities of Thermo Electron which are not disclosed in the Thermo Reports which would be reasonably likely to have a Material Adverse Effect on Thermo Electron.

      3.5 Merger Sub. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

      3.6 Tax Treatment. As of the Effective Time, all representations contained in the Representation Letters delivered to Hale and Dorr LLP pursuant to Section 6.1(d) shall be true, correct and complete in all material respects. Stockholders of TerraTech are each third party beneficiaries of this Section 3.6 and may seek relief for breach hereof in their own names.

      3.7 Information Provided to Investment Bankers. To the knowledge of Thermo Electron, the information provided by Thermo Electron and TerraTech to AH&H in connection with the Merger does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing sentence, any projections or forward-looking statements shall not be deemed to be statements of material facts; however, the projections were prepared in good faith and based on assumptions that were reasonable at the time such projections were prepared, given the information known by management at such time. Furthermore, it is recognized that such projections and forward-looking statements do not constitute any warranty as to the future performance of Thermo Electron or TerraTech and that actual results may vary from projected results.

      3.8 Litigation. Except as discussed in the Thermo Reports, there are no suits, actions, arbitrations, demands, claims or proceedings pending, or to the knowledge of Thermo Electron, threatened against Thermo Electron or any subsidiary of Thermo Electron which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Thermo Electron.

      3.9 Compliance with Agreements. The treatment provided for herein with respect to outstanding Convertible Debentures, options (both under the TerraTech Stock Option Plans and the TerraTech ESPP) and warrants of TerraTech is in compliance with the applicable agreements and instruments governing such securities. No consent or approval of the holders of such instruments is required in connection with the transactions contemplated by this Agreement.

      3.10 Registration Statement; Proxy Statement/Prospectus. Other than with respect to the information supplied by TerraTech, the Registration Statement shall not, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading. The information supplied by Thermo Electron for inclusion in the Proxy Statement (including any information incorporated by reference in the Proxy Statement from other filings made by Thermo Electron with the SEC) shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the TerraTech Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply (with respect to information relating to Thermo Electron) as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1. Conduct of Business by TerraTech. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, TerraTech shall, except for such actions which are contemplated by this Agreement or reasonably appropriate in connection with the transactions contemplated by this Agreement, and except as consented to by Thermo Electron, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

      4.2 Conduct of Business by Thermo Electron. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Thermo Electron (i) shall, except for such actions which are contemplated by this Agreement or reasonably appropriate in connection with the transactions contemplated by this Agreement, or which are undertaken in connection with the Merger or with the reorganization of Thermo Electron and its subsidiaries as publicly announced or as disclosed to AH&H prior to the date of this Agreement, carry on its business materially in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings; and (ii) shall not, and shall not permit any Material Thermo Subsidiary to, take any action which would make any of the representations and warranties of Thermo
Electron contained herein untrue or cause Thermo Electron not to be in compliance with any covenant set forth herein.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

      5.1. Registration Statement; Other Filings. (a) As promptly as practicable after the execution of this Agreement, TerraTech and Thermo Electron will jointly prepare and file with the SEC a preliminary proxy statement (with appropriate requests for confidential treatment) relating to the Merger and this Agreement (such proxy statement, as amended or supplemented, the "Proxy
Statement"), and Thermo Electron will prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), in which the Proxy Statement shall be included as a prospectus. Thermo Electron will use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after such filing, and will take all actions required under applicable federal or state securities laws in connection with the issuance of Thermo Common Stock in the Merger. Each party will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement, the Registration Statement or any other filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement or the Merger. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, the relevant party will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of TerraTech, such amendment or supplement.

            (b) The  information  supplied by  TerraTech  for  inclusion  in the
Registration Statement (including any information incorporated by reference in the Registration Statement from other filings made by TerraTech with the SEC) will not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by TerraTech for inclusion in the Proxy Statement to be sent to the stockholders of TerraTech in connection with the meeting of TerraTech's stockholders to consider the adoption of this Agreement and approval of the Merger (the "TerraTech Stockholders' Meeting") (including any information incorporated by reference in the Proxy Statement from other filings made by TerraTech with the SEC) will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to TerraTech stockholders, at the time of the TerraTech Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they were made, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the TerraTech Stockholders' Meeting which has become false or misleading.

            (c) The  information  supplied by Thermo Electron and Merger Sub for inclusion in the Registration Statement (including any information incorporated by reference in the Registration Statement from other filings made by Thermo Electron with the SEC) will not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Thermo Electron and Merger Sub for inclusion in the Proxy Statement to be sent to the stockholders of TerraTech in connection with the TerraTech Stockholders' Meeting (including any information incorporated by reference in the Proxy Statement from other filings made by Thermo Electron with the SEC) will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to TerraTech stockholders, at the time of the TerraTech Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they were made, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the TerraTech Stockholders' Meeting which has become false or misleading.

            (d) The Proxy Statement will include the recommendation of the Special Committee in favor of approval of this Agreement (except that the Special Committee may withdraw, modify or refrain from making such recommendation to the extent that the Special Committee determines after consultation with outside legal counsel that failure to do so would be inconsistent with the Special Committee's fiduciary duties under applicable law).

            (e) The Proxy Statement will include the recommendation of the Board of Directors of TerraTech in favor of approval of this Agreement (except that the Board of Directors of TerraTech may withdraw, modify or refrain from making such recommendation to the extent that the Board determines after consultation with outside legal counsel that failure to do so would be inconsistent with the Board's fiduciary duties under applicable law).

            (f) To the extent that the Special Committee or the Board withdraws, modifies or refrains from making their respective recommendations pursuant to Sections 5.1(d) or (e) hereof, the Proxy Statement will reflect such action.

      5.2. Meeting of TerraTech Stockholders. Promptly after the date hereof, TerraTech will take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene the TerraTech Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement. Unless the Special Committee determines after consultation with outside legal counsel that to do so would be inconsistent with the Board's or the Special Committee's fiduciary duties under applicable law, TerraTech will use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the DGCL to obtain such approvals. Thermo Electron shall vote, or cause to be voted, all of the TerraTech Common Stock then owned by it and any of its subsidiaries in favor of the approval of this Agreement and the Merger.

      5.3. Access to Information. Subject to applicable legal restrictions, each of the parties hereto will afford the other (including, in the case of TerraTech, the Special Committee) and each of their respective accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of each of them during the period prior to the Effective Time to obtain all information concerning the their respective businesses, including the status of their respective product development efforts, properties, results of operations and personnel, as each of them may reasonably request. Each of the parties hereto agrees that it will, and will cause its representatives and agents to, keep all such information confidential and will not, and will cause its representatives or agents not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, none of the parties hereto shall be required to keep confidential any information (i) which is or becomes generally available to the public, other than by wrongful disclosure by the disclosing party in violation of this Agreement or (ii) which becomes available to the disclosing party on a nonconfidential basis from a source other than the nondisclosing party or any officer or director of such party.

      5.4. Public Disclosure. Thermo Electron and TerraTech will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. Promptly upon the execution hereof, the parties shall jointly make a press release with respect to the transactions contemplated by this Agreement, in form reasonably satisfactory to the Special Committee, and TerraTech shall, within five days after the execution hereof, file with the SEC a Current Report on Form 8-K, which shall attach as an exhibit this Agreement.

      5.5. Legal Requirements. Subject to the terms of this Agreement, each of Thermo Electron, Merger Sub and TerraTech will take all reasonable actions necessary or desirable to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and including using its reasonable best efforts to defend any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

      5.6. Notification of Certain Matters. Subject to the terms of this Agreement, Thermo Electron and Merger Sub will give prompt notice to TerraTech, and TerraTech will give prompt notice to Thermo Electron, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Thermo Electron and Merger Sub or TerraTech, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. From the date of this Agreement until the Effective Time, Thermo Electron will give prompt notice to TerraTech (including, without limitation, the Special Committee) of any written offers or indications of interest it receives from a prospective purchaser of any material properties or assets of TerraTech or its subsidiaries, which set forth a proposed purchase price greater than $3 million or in which the book value of the assets being sold is greater than $3 million, other than sales of assets and services in the ordinary course of business. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

      5.7. Best Efforts and Further Assurances. Subject to the respective rights and obligations of Thermo Electron and TerraTech under this Agreement, each of the parties to this Agreement will use its reasonable best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement, it being understood that such efforts shall not include any obligation to settle any litigation prompted hereby. Subject to the terms hereof, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

      5.8.  Stock Option and Employee  Stock  Purchase  Plans;  Reservation of
Shares.

            (a) At the Effective Time, each outstanding option to purchase shares of TerraTech Common Stock (each a "TerraTech Stock Option") under the TerraTech Stock Option Plans, whether or not exercisable, will be assumed by Thermo Electron. Each TerraTech Stock Option so assumed by Thermo Electron under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable TerraTech Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each TerraTech Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Thermo Common Stock equal to the product of the number of shares of TerraTech Common Stock that were issuable upon exercise of such TerraTech Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (ii) the per share exercise price for the shares of Thermo Common Stock issuable upon exercise of such assumed TerraTech Stock Option will be equal to the quotient determined by dividing the exercise price per share of TerraTech Common Stock at which such TerraTech Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Thermo Electron will issue to each holder of an outstanding TerraTech Stock Option a notice describing the foregoing assumption of such TerraTech Stock Option by Thermo Electron.

            (b) At the Effective Time, each outstanding option to purchase shares of TerraTech Common Stock (each, a "TerraTech ESPP Stock Option") under the TerraTech ESPP will be assumed by Thermo Electron. Each TerraTech ESPP Stock Option so assumed by Thermo Electron will continue to have, and be subject to, the same terms and conditions as are set forth in the TerraTech ESPP immediately prior to the Effective Time except that (i) the assumed option shall be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Thermo Common Stock equal to the product of the number of shares of TerraTech Common Stock that would have been issuable upon exercise of such TerraTech ESPP Stock Option multiplied by the Exchange Ratio; (ii) the purchase price per share of Thermo Common Stock shall be the lower of (A) eighty-five percent (85%) of (x) the per-share Market Value of TerraTech Common Stock on the Grant Date divided by (y) the Exchange Ratio, with the resulting price rounded up to the nearest whole cent, and (B) eighty-five percent (85%) of the Market Value of Thermo Common Stock as of the Exercise Date; and (iii) the

$25,000 limit under Section 9.2(i) of the TerraTech ESPP shall be applied by taking into account Thermo Electron's assumption of the TerraTech ESPP Stock Options in accordance with the Code and applicable regulations. For purposes of this subsection, "Market Value," "Grant Date," and "Exercise Date" shall have the meaning given them in the TerraTech ESPP.

            (c) Thermo Electron will reserve sufficient shares of Thermo Common Stock for issuance under this Section 5.8 and pursuant to conversion of the Convertible Debentures and the exercise of warrants issued by TerraTech.

      5.9. Thermo Electron Form S-8. Thermo Electron agrees to file a registration statement on Form S-8 or, if possible, an amendment to Thermo Electron's then effective registration statement on Form S-8, for the shares of Thermo Common Stock issuable with respect to the assumed TerraTech Stock Options and the assumed TerraTech ESPP Stock Options within five (5) business days of the Effective Time, and shall keep such registration statement effective for so long as any such options remain outstanding.

      5.10. Thermo Electron Form S-3. Thermo Electron agrees to file, promptly after the date of this Agreement, a registration statement on Form S-3 to cover the shares of Thermo Common Stock issuable upon the exercise of the warrants issued by TerraTech (the "Warrant Share S-3"), and shall keep such Warrant Share S-3 effective until all of the shares of Thermo Common Stock covered thereby have been sold pursuant thereto or until, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, the shares of Thermo Common Stock covered thereby are no longer required to be registered for the public sale thereof by the holders of such securities or the warrants have expired by their terms.

      5.11. Indemnification; Insurance.

            (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of Incorporation and Bylaws of TerraTech, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, as of the date hereof and at any time from the date hereof to the Effective Time, were directors or officers of TerraTech, unless such modification is required by law. The Surviving Corporation shall, and Thermo Electron will cause the Surviving Corporation to, fulfill and honor in all respects the indemnification obligations of TerraTech pursuant to the provisions of the Certificate of Incorporation and the Bylaws of TerraTech as in effect on the date of this Agreement.

            (b) For a period of six (6) years after the Effective Time, Thermo Electron shall cause the Surviving Corporation to, either directly or through participation in Thermo Electron's umbrella policy, maintain in effect a directors' and officers' liability insurance policy covering those TerraTech directors and officers currently covered by Thermo Electron's liability insurance policy with coverage no less favorable in amount and scope than existing coverage for such TerraTech directors and officers (which coverage may be an endorsement extending the period in which claims may be made under such existing policy); provided, however, that in no event shall the Surviving Corporation be required to expend to maintain or procure insurance coverage pursuant to this Section 5.11, directly or through participation in Thermo Electron's policy, an amount per annum in excess of 175% of the current annual premiums, as adjusted for inflation each year, allocable and payable by TerraTech (the "Maximum Premium") with respect to such insurance, or, if the cost of such insurance exceeds the Maximum Premium, the maximum amount of coverage that can be purchased or maintained for the Maximum Premium.

            (c) TerraTech shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless Polyvios Vintiadis ("Vintiadis") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in Vintiadis' capacity as a director (including, without limitation, as a member of the Special Committee) or fiduciary of TerraTech (including, without limitation, in connection with the transactions contemplated by this Agreement) occurring on, before or after the Effective Time (or, if this Agreement is terminated without the Merger becoming effective, occurring on, before or after the date of such termination), until the expiration of the statute of limitations relating thereto (and shall pay any expenses in advance of the final disposition of such action or proceeding to Vintiadis to the fullest extent permitted under applicable law, upon receipt from Vintiadis of an undertaking (which need not be secured or subject to a bond or other requirement) to repay any advanced expenses if it shall ultimately be determined that Vintiadis is not entitled to be indemnified against such expenses). If the Merger becomes effective, Thermo Electron shall be jointly and severally responsible, to the fullest extent permitted by applicable law (it being understood that applicable law may permit Thermo Electron to indemnify or advance expenses to Vintiadis under circumstances in which TerraTech could not do so), for the indemnification and advancement of expenses obligations provided for in the first sentence of this
Section 5.11(c). If the Merger does not become effective, Thermo Electron shall have the same responsibilities set forth in the immediately preceding sentence, except that Thermo Electron shall have no responsibility for indemnifying or advancing expenses to Vintiadis with respect to matters that do not arise out of or pertain to the work of the Special Committee, this Agreement or the transactions contemplated hereby. In the event of any claim, action, suit, proceeding or investigation covered by this Section 5.11(c), (i) TerraTech, Thermo Electron and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by Vintiadis, promptly after statements therefor are received, and (ii) TerraTech, Thermo Electron and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither TerraTech nor Thermo Electron nor the Surviving Corporation shall be liable for any settlement effected without Thermo Electron's prior written consent (such consent not to be unreasonably withheld or delayed); and provided, further, that , in the event any claim for indemnification is asserted or made within the period prior to the expiration of the applicable statute of limitations, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. In connection with Thermo Electron or the Surviving Corporation making any payment or advancing any funds pursuant to this Section 5.11(c), Thermo Electron or the Surviving Corporation, as the case may be, shall be entitled to require Vintiadis to use commercially reasonable efforts, at the cost and expense of Thermo Electron and the Surviving Corporation, to cause Thermo Electron or the Surviving Corporation, as the case may be, to be subrogated to Vintiadis' rights under any insurance coverage maintained by the Surviving Corporation, Thermo Electron or any of their respective affiliates with respect to the underlying subject matter of, and to the extent of, such payment or advance.

            (d)  In the  event  TerraTech,  Thermo  Electron  or  the  Surviving
Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties or assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of TerraTech, Thermo Electron and the Surviving Corporation, as the case may be, shall assume the obligations set forth in this
Section 5.11.

            (e) Heirs, representatives and estates of the officers and directors of TerraTech (including, without limitation, Vintiadis) shall have the right to enforce the obligations arising under this Section 5.11.

            (f) The rights of the officers and directors of TerraTech (including, without limitation, Vintiadis) under this Section 5.11 are in addition to any rights of such persons under separate indemnification agreements any such persons may have with TerraTech and/or Thermo Electron, under the Certificate of Incorporation or Bylaws of TerraTech or Thermo Electron or otherwise.

      5.12. Deferred Compensation Plan. Subject to obtaining the consents of the affected participants, at the Effective Time, the TerraTech Deferred Compensation Plan for Directors (the "Deferred Compensation Plan") will terminate, and TerraTech will distribute to each participant the sum in cash equal to the balance of stock units credited to his or her deferred compensation account under the Deferred Compensation Plan as of the Effective Time multiplied by the Exchange Ratio.

      5.13 Compliance by Merger Sub. Thermo Electron shall cause Merger Sub to timely perform and comply with all of its obligations under or related to this Agreement.

      5.14 Tax Treatment. From and after the date of this Agreement until the Effective Time, neither Thermo Electron nor Merger Sub will take, or permit any of Thermo Electron's direct or indirect subsidiaries to take, any action that would cause the Merger not to be a tax-free reorganization under Section 368(a) of the Code. Notwithstanding anything in this Agreement to the contrary, this
Section 5.14 shall survive the Closing and shall apply without regard to any disclosure made on behalf of Thermo Electron or Merger Sub. Stockholders of TerraTech are each third party beneficiaries of this Section 5.14 and may seek relief for breach hereof in their own names.

      5.15 NYSE Listing. Thermo Electron shall use its best efforts to cause all shares of Thermo Common Stock issuable to stockholders of TerraTech, and all shares of Thermo Common Stock which will be subject to issuance pursuant to the TerraTech Stock Option Plans, the TerraTech ESPP, the Convertible Debentures and the warrants issued by TerraTech, each as assumed by Thermo Electron pursuant to this Agreement, to be authorized for listing on the New York Stock Exchange.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

      6.1. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (b) Registration Statements. The Registration Statement and the Warrant Share S-3 shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement or the Warrant Share S-3 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

            (c) NYSE Listing. The Thermo Common Stock issuable to holders of TerraTech Common Stock and all shares of Thermo Common Stock which will be subject to issuance pursuant to the TerraTech Stock Option Plans, the TerraTech ESPP, the Convertible Debentures and the warrants issued by TerraTech, each as assumed by Thermo Electron pursuant to this Agreement, shall have been authorized for listing on the New York Stock Exchange.

            (d) Tax Opinion. TerraTech and Thermo Electron shall have received an opinion from Hale and Dorr LLP, dated the Closing Date, in substantially the form attached to this Agreement, regarding certain tax matters relating to the transactions contemplated under this Agreement, including that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code, in form and substance reasonably satisfactory to TerraTech (including the Special Committee) and Thermo Electron. Such opinion shall be based upon factual representations (reasonably satisfactory to TerraTech (including the Special Committee) and Thermo Electron) from TerraTech and Thermo Electron contained in certain letters to be delivered to Hale and Dorr LLP (the "Representation Letters").

            (e) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote under the DGCL by the stockholders of TerraTech.

            (f) Rights Agreement. No Stock Acquisition Date or other event that would result in the occurrence of a Distribution Date shall have occurred (as such terms are defined in the Rights Agreement), with respect to the rights to purchase a unit consisting of one ten-thousandth of a share of Thermo Electron's Series B Junior Participating Preferred Stock pursuant to the Rights Agreement.

      6.2. Additional Conditions to Obligations of TerraTech. The obligations of TerraTech to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by TerraTech (provided that the Special Committee shall have consented in writing to any such waiver):

            (a) Representations and Warranties. The representations and warranties of Thermo Electron and Merger Sub contained in this Agreement shall be true and correct in all material respects (other than those already qualified by a materiality standard, which shall be true and correct in all respects) on and as of the Effective Time, except for changes expressly contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time; and TerraTech shall have received a certificate to such effect signed on behalf of Thermo Electron by the President, Chief Executive Officer or Vice President of Thermo Electron.

            (b) Agreements and Covenants. Thermo Electron and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and TerraTech shall have received a certificate to such effect signed on behalf of Thermo Electron by the President, Chief Executive Officer or Vice President of Thermo Electron.

            (c) Fairness Opinion. At the time of mailing of the Proxy Statement to the stockholders of TerraTech and at the Effective Time, AHH shall have reaffirmed orally the fairness opinion previously prepared and delivered by it to the Special Committee and AHH shall not have withdrawn such opinion.

            (d) State Securities Laws. Any and all necessary state securities approvals for the issuance of Thermo Common Stock pursuant to this Agreement shall have been obtained.

      6.3. Additional Conditions to the Obligations of Thermo Electron and Merger Sub. The obligations of Thermo Electron and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Thermo Electron:

            (a) Representations and Warranties. The representations and warranties of TerraTech contained in this Agreement shall be true and correct in all material respects (other than those already qualified by a materiality standard, which shall be true and correct in all respects) on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct would not have a Material Adverse Effect on TerraTech; and Thermo Electron and Merger Sub shall have received a certificate to such effect signed on behalf of TerraTech by the President, Chief Executive Officer or Vice President of TerraTech.

            (b) Agreements and Covenants. TerraTech shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Thermo Electron shall have received a certificate to such effect signed on behalf of TerraTech by the President, Chief Executive Officer or Vice President of TerraTech.

            (c) No Withdrawal of Special Committee Recommendation. The Special Committee shall not have withdrawn its recommendation to the Board of Directors of TerraTech as set forth in Section 2.4 hereof.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

      7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement by the stockholders of TerraTech:

            (a) by mutual written consent duly authorized by the Boards of Directors of Merger Sub and TerraTech (upon approval of the Special Committee);

            (b) by either TerraTech (at the direction of the Special Committee) or Merger Sub if the Merger shall not have been consummated by March 31, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

            (c) by either TerraTech (upon approval of the Special Committee) or Merger Sub if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

            (d) by either TerraTech (upon approval of the Special Committee) or Merger Sub if the required approval of the stockholders of TerraTech contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to TerraTech where the failure to obtain stockholder approval of TerraTech shall have been caused by the action or failure to act of TerraTech in breach of this Agreement and the right to terminate this Agreement under this
Section 7.1(d) shall not be available to Merger Sub where the failure to obtain the requisite vote by the stockholders of TerraTech shall have been caused by the failure of Thermo Electron or any direct or indirect subsidiary of Thermo Electron (whether or not wholly-owned) to vote its shares of TerraTech Common Stock in favor of the Merger and this Agreement);

            (e)  by  TerraTech  if  the  Special   Committee   determines  after
consultation with outside legal counsel that failure to do so would be inconsistent with the Board's or the Special Committee's fiduciary duties under applicable law;

            (f) by TerraTech (upon approval of the Special Committee), upon a breach of any representation, warranty, covenant or agreement on the part of Thermo Electron or Merger Sub set forth in this Agreement, if (i) as a result of such breach the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by Thermo Electron or Merger Sub within ten (10) business days following receipt by Thermo Electron of written notice of such breach from TerraTech; or

            (g) by Merger Sub, upon a breach of any representation, warranty, covenant or agreement on the part of TerraTech set forth in this Agreement, if
(i) as a result of such  breach the  conditions  set forth in Section  6.3(a) or
Section 6.3(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by TerraTech within ten (10) business days following receipt by TerraTech of written notice of such breach from Merger Sub.

            (h) by Merger Sub at the direction of Thermo Electron if, as a result of an adjustment in the Exchange Ratio pursuant to Section 1.6(g) hereof, Thermo Electron would be required to issue more than 1,800,000 shares of Thermo Common Stock (exclusive of shares issuable upon the exercise of options or warrants or the conversion of convertible debentures outstanding on the date of this Agreement; and subject to adjustment for any stock split, reverse stock split, stock dividend, recapitalization or other like change).

      7.2. Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice by the terminating party to the other parties hereto (or, in the case of a termination pursuant to Section 7.1(f) or 7.1(g), the expiration of the ten business day period referred to therein). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except that (i) the confidentiality obligations of each party hereto contained in Section 5.3, the obligations contained in Section 5.11, and the provisions of Sections 7.2, 7.3 and 8.1 shall survive any such termination and (ii) nothing herein shall relieve any party from liability for any willful and material breach of this Agreement.

      7.3. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

      7.4. Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that TerraTech may not amend this Agreement without the approval of the Special Committee.

      7.5. Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, however, that TerraTech may not take any such actions without the approval of the Special Committee. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      8.1. Non-Survival of Representations and Warranties. The representations and warranties of TerraTech, Thermo Electron and Merger Sub contained in this Agreement (other than those contained in Section 3.6) shall terminate at the Effective Time, and only the covenants that by their terms, or as the context requires, survive the Effective Time shall survive the Effective Time.

      8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a)   if to Thermo Electron or Merger Sub, to:
                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, MA 02454
                  Attention:  President
                              Telephone: (781) 622-1000
                              Facsimile: (781) 622-1283
                  with a copy (which shall not constitute notice to Thermo Electron or Merger Sub) to:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, MA  02454
                  Attention:  General Counsel
                              Telephone: (781) 622-1000
                              Facsimile: (781) 622-1283

            (b)   if to TerraTech, to:
                  Thermo TerraTech Inc.
                  85 First Avenue
                  Waltham, MA 02451
                  Attention:  President
                              Telephone: (781) 370-1640
                              Facsimile: (781) 370-1615

                  with a copy (which shall not constitute notice to TerraTech) to:

                  Choate, Hall & Stewart
                  Exchange Place
                  53 State Street
                  Boston, MA 02109
                  Attention:  William P. Gelnaw, Jr., Esq.
                              Telephone: (617) 248-5000
                              Facsimile: (617) 248-4000

      8.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      8.4. Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, with the exception of the agreements relating to the Convertible Debentures, the TerraTech ESPP, the TerraTech Stock Option Plans, the warrants issued by TerraTech, the Deferred Compensation Plan, and any agreements relating to indemnification of members of the Board; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth or otherwise contemplated herein. Notwithstanding the foregoing, Section 5.11 hereof is intended to be for the benefit of, and may be enforced by, those individuals who, as of the date hereof and at any time from the date hereof to the Effective Time, were directors or officers of TerraTech.

      8.5. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      8.6. Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      8.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent that the DGCL applies.

      8.8. Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

      8.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.





              [The rest of this page intentionally left blank.]

      IN WITNESS WHEREOF, Thermo Electron, Merger Sub and TerraTech have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.


                                   THERMO ELECTRON CORPORATION



                                   By:  /s/ Theo Melas-Kyriazi
                                        -----------------------------------
                                   Name:     Theo Melas-Kyriazi
                                   Title:    Vice President and Chief
                                             Financial Officer

                                   TTT ACQUISITION CORPORATION



                                   By:  /s/ Theo Melas-Kyriazi
                                        -----------------------------------
                                   Name:     Theo Melas-Kyriazi
                                   Title:    president


                                   THERMO TERRATECH INC.



                                   By:  /s/ Kenneth J. Apicerno
                                        -----------------------------------
                                   Name:     Kenneth J. Apicerno
                                   Title:    Treasurer

                                                                       EXHIBIT A
                                                                      ----------

                                                         H&D Draft of 10/18/99

                                                [Hale and Dorr LLP letterhead]




                                   October ___, 1999


Thermo Electron Corporation
81 Wyman Street
Waltham, MA 02454

Thermo TerraTech Inc.
85 First Avenue
Waltham, MA 02451

Re:   Merger Pursuant to Agreement and Plan of Merger by and Among
      Thermo Electron Corporation, TTT Acquisition Corporation, and Thermo TerraTech Inc.

Ladies and Gentlemen:

     This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Joint Proxy Statement and Prospectus relating to the Agreement and Plan of Merger dated as of October [__], 1999 (the "Merger Agreement"), by and among Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), TTT Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Thermo Electron ("Merger Sub"), and Thermo TerraTech Inc., a Delaware corporation ("TerraTech"). Pursuant to the Merger Agreement, Merger Sub will merge with and into TerraTech (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement and the exhibits thereto or in the letters delivered to Hale and Dorr LLP by Thermo Electron and TerraTech containing certain representations of Thermo Electron and TerraTech relevant to this opinion (the "Representation Letters"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

     In our capacity as counsel to Thermo Electron in the Merger, and for purposes of rendering this opinion, we have examined and relied upon the Registration Statement, the Merger Agreement and the exhibits thereto, the Representation Letters, and such other documents as we considered relevant to our analysis. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories

Thermo Electron Corporation
Thermo TerraTech Inc.
October ___, 1999
Page 2


     We have assumed that all parties to the Merger Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Merger Agreement and documents and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the
Merger Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that all representations contained in the Merger Agreement, as well as those representations contained in the Representation Letters, are, and at the Effective Time will be, true and complete in all material respects, and that any representation made in any of the documents referred to herein "to the best of the knowledge and belief" (or similar qualification) of any person or party is correct without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not attempted to verify independently such representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

     The conclusions expressed herein represent our judgment as to the proper treatment of certain aspects of the Merger under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed prior to the Effective Time, or at any other time, or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you or your shareholders of any developments after the Effective Time in the application or interpretation of the income tax laws of the United States.

     Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

     This opinion addresses only the specific United States federal income tax consequences of the Merger set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding the tax consequences of the Merger to shareholders of TerraTech that are subject to special tax rules (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons, stockholders who own their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not

Thermo  Electron Corporation
Thermo TerraTech Inc.
October ___, 1999
Page 3


own their stock as a capital asset and stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation), and we express no opinion regarding the tax consequences of the Merger arising in connection with the ownership of options or warrants for TerraTech stock.

      On the basis of, and subject to, the foregoing, and in reliance upon the representations and assumptions described above, we are of the following opinion:

     1. The Merger  will  constitute  a  reorganization  within  the  meaning of
Section 368(a);

     2. No gain or loss will be recognized by Thermo Electron, Merger Sub, or TerraTech as a result of the Merger;

     3. No gain or loss will be recognized by the shareholders of TerraTech upon the exchange of TerraTech stock solely for shares of Thermo Electron stock in the Merger;

     4. Cash received by the shareholders of TerraTech in lieu of fractional shares of Thermo Electron stock will be treated as received as a distribution in redemption of such fractional shares, subject to the provisions of Section 302, as if such fractional shares had been issued in the Merger and then redeemed by Thermo Electron;

     5. The tax basis of the shares of Thermo Electron stock received by the shareholders of TerraTech in the Merger will be equal to the tax basis of the shares of TerraTech stock exchanged therefor in the Merger, reduced by any basis allocable to a fractional share of Thermo Electron stock treated as sold or exchanged under Section 302; and

     6. The holding period for the shares of Thermo Electron stock received by the shareholders of TerraTech will include the holding period for the shares of TerraTech stock exchanged therefor in the Merger, provided that the shares of TerraTech stock are held as capital assets at the Effective Time.

     No opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

Thermo Electron Corporation
Thermo TerraTech Inc.
October ___, 1999
Page 4


     This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, other than you and your shareholders, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,



                                   HALE AND DORR LLP